Exhibit 24

POWER OF ATTORNEY

                 I, the undersigned Director and/or Officer of The Adams Express Company, a Maryland corporation (the “Company”), hereby constitute and appoint LAWRENCE L. HOOPER, JR. and DOUGLAS G. OBER, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities to be sold pursuant to The Adams Express Company 2005 Equity Incentive Compensation Plan.

Signature	Title	Date
/s/ Douglas G. Ober Douglas G. Ober	Chairman of the Board, Chief Executive Officer (principal executive officer) and a Director	April 20, 2005
/s/ Enrique R. Arzac Enrique R. Arzac	Director	April 14, 2005
/s/ Phyllis O. Bonanno Phyllis O. Bonanno	Director	April 14, 2005
/s/ Daniel E. Emerson Daniel E. Emerson	Director	April 14, 2005
/s/ Thomas H. Lenagh Thomas H. Lenagh	Director	April 14, 2005
/s/ W. D. MacCallan W. D. MacCallan	Director	April 14, 2005
/s/ Kathleen T. McGahran Kathleen T. McGahran	Director	April 14, 2005

Signature	Title	Date
/s/ Landon Peters Landon Peters	Director	April 14, 2005
/s/ John J. Roberts John J. Roberts	Director	April 14, 2005
/s/ Susan C. Schwab Susan C. Schwab	Director	April 14, 2005
/s/ Robert J. M. Wilson Robert J. M. Wilson	Director	April 14, 2005
/s/ Maureen Jones Maureen Jones	Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	April 20, 2005